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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 31, 2000

                         U.S. PLASTIC LUMBER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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
            Nevada                                3080                      87-0404343
      (State of incorporation          (Primary Standard Industrial      (I.R.S. Employer
          /organization)                Classification Code Number)     Identification No.)
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           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 561-394-3511

Former Name or Former Address if Changed Since Last Report: Not Applicable.


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Dismissal of Independent Accountant

         1. The engagement of the former independent accountant, Arthur Andersen LLP was terminated by the Company on January 31, 2000 because the Board of Directors of the Company and Arthur Andersen LLP mutually agreed that based upon a potential conflict of interest, the best interests of the Company would be served by engaging a new independent accounting firm. The conflict of interest arises due to the fact that Arthur Andersen LLP is the principal auditor for Waste Management, Inc. and are also assisting Waste Management, Inc. in a matter entitled Waste Management, Inc. v. Louis D. Paolino, Jr. et al. Mr. Paolino was the Chairman of the Board of Directors and a member of the audit, nominating and compensation committee from May 5, 1999 through January 7, 2000. The Company is not a named party in the lawsuit.

         2. The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles.

         3. The decision to change accountants was approved by the Board of Directors of the Company.

         4. During the registrant's two most recent fiscal years preceding such dismissal there were no matters of disagreements between the Company and its former independent accountants.

         5. The former independent accountants have not advised the Company during the two most recent fiscal years preceding of any of the following events:

                  (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist;



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                  (b) that it can no longer rely on management's representations or that it is unwilling to be associated with the financial statements prepared by management;

                  (c) that it needs to significantly expand the scope of its audit or that information has come to its attention which may materially impact the fairness or reliability of a previously issued audit report or financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or that it can no longer rely on management's representations or that it is unwilling to be associated with the financial statements prepared by management; or that due to the accountant's dismissal, it did not expand the scope of its audit or conduct such further investigation; or

                  (d) that there have been any issues that have not been resolved to the satisfaction of the former independent accountants or that would otherwise affect its ability to render an unqualified audit report.

         6. The Company has provided a copy of the disclosures being made herein to its former independent accountant in compliance with Item 304(a)(3) of Regulation S-K.

(b) Engagement of new Independent Accountants.

         1. The Company has engaged the firm of KPMG LLP as its new independent accountants to conduct the 1999 audit. This action has been approved by the Board of Directors of the Company.

         2. The newly engaged accountants have not been consulted regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement or a reportable event.

ITEM 5. OTHER EVENTS

BOARD OF DIRECTORS:

The Company accepted the resignation of John E. Drury as a director of the Company on January 7, 2000. Mr. Drury was previously CEO of Waste Management, Inc. Also, at a Special Meeting of the Board of Directors on January 7, 2000, the Board voted to remove Mr. Paolino as Chairman of the Board of Directors and as a member of all committees of the Board of Directors.


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OTHER EVENTS:

WASTE MANAGEMENT, INC. VS. PAOLINO, ET AL, U.S. District Court, District of
Delaware: Although USPL is not a named party in the lawsuit, it is not possible for USPL to predict the implications of this lawsuit against Mr. Paolino and others at the current time. Mr. Paolino and others have filed a lawsuit against Waste Management, Inc. USPL is also not a named party in that litigation.

This dispute between Waste Management, Inc. and Mr. Paolino and others may continue for a long period of time. The effects of this litigation may have wide ranging implications on USPL which may result in material adverse effects upon the business, financial condition and/or operating results of USPL which cannot be reasonably foreseen by USPL at the current time.

The Company has not established any reserves on its Balance Sheet as a result of any pending or threatened litigation.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not Applicable.

EXHIBITS

1. Letter of Arthur Andersen LLP



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                      U.S. Plastic Lumber Corporation
                                               (Registrant)


      Date: February 4, 2000         By: /s/ Bruce C. Rosetto
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                                         Bruce C. Rosetto, Vice President and
                                         General Counsel/Secretary



































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